EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR

      We have issued our report dated January 26, 1999 (except with respect to Note P as to which the date is April 23, 1999) accompanying the financial statements of Guaranty Bancshares, Inc. and Subsidiaries contained in this Amendment Number 1 to the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".




/s/ARNOLD, WALKER ARNOLD & CO., P.C.
ARNOLD, WALKER ARNOLD & CO., P.C.

Mount Pleasant, Texas
July 13, 1999